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Exhibit 3.i

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:19 PM 05/10/2006
FILED 04:16 PM 05/10/2006
SRV 060442531 - 2067280 FILE


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     IDEA SPORTS ENTERTAINMENT GROUP, INC.

      Idea Sports Entertainment Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      1. The date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is July 24, 1985 and was incorporated as Horizon Capital Corp.

      2. The Board of Directors on March 31, 2006 duly adopted resolutions setting forth a proposed amended and restated certificate of incorporation of the Corporation, declaring said amendment and restatement to be advisable and calling for it to be submitted to the stockholders of the Corporation for consideration thereof and that thereafter, pursuant to such resolutions of the Board of Directors, the stockholders adopted such amended and restated articles of incorporation.

      3. The certificate of incorporation shall be amended and restated in its entirety as follows:

            FIRST: The name of the Corporation is HealthSport, Inc.

            SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is c/o Harvard Business Services, Inc. 16192 Coastal Highway, Lewes, DE 19958. The name of the registered agent at such address is Harvard Business Services, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Hundred Two Million (502,000,000) shares of which Five Hundred Million (500,000,000) shares shall be common stock, par value $.0001 per share (the "Common Stock"), and Two Million (2,000,000) shall be preferred stock, par value $.0001 per share (the "Preferred Stock").

Effective as of May 7, 2006, (the "Effective Time"), all shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall hereby be combined and reclassified (the "Reverse Split") without any action on the part of the holder thereof, as follows: every 200 shares of Old Common Stock shall be combined and reclassified


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as one share of issued and outstanding Common Stock ("New Common Stock"). The
Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock.

Each holder of Old Common Stock shall be entitled to receive a certificate representing the number of whole shares of New Common Stock into which such Old Common Stock is reclassified.

                                PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Delaware General Corporate Law (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but is not limited to, determination of the following:

      (i) The designation of the series, which may be by distinguishing number, letter or title.

      (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

      (iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative.

      (iv) Dates on which dividends, if any, shall be payable.

      (v) The redemption rights and price or prices, if any, for shares of the series.

      (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

      (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

      (viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and if so, the specification of such

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other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

      (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

      (x) The voting rights, if any, of the holders of shares of the series.

                                  COMMON STOCK

Each holder of shares of Common Stock shall be entitled to one vote for each shares of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote provided that no holder of Common Stock shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets legally available therefore and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of the holders of the Preferred Stock of the specific amounts which they are entitled to receive, respectively, upon such Liquidation as provided in a certificate of designation filed with the Delaware Secretary of State.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: ADDITIONAL POWERS OF BOARD OF DIRECTORS. The Board of Directors shall have power, without stockholder action, to make bylaws for the Corporation and to amend, alter, or repeal any bylaws.

      The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware, of this certificate of incorporation and of the bylaws of the Corporation.

      SEVENTH: VOTING BY BALLOT. Elections of Directors need not be by ballot unless the bylaws of the Corporation provide otherwise.

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      EIGHTH: LIMITED LIABILITY OF DIRECTORS. Except for monetary damages from:
(i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any act for which liability is imposed pursuant to Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit, and except as otherwise provided or as hereafter may be provided by the Delaware General Corporation Law, a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      NINTH: From time to time, any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and the provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any times conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

      IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 7th day of May 2006.


                                           IDEA SPORTS ENTERTAINMENT GROUP, INC.


                                           By: /s/ Terry Washburn
                                               ---------------------------------
                                               Terry Washburn, CEO



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